U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 24, 2018

INCAPTA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Wyoming	0-29113	47-3903460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1876 Horse Creek Rd. Cheyenne, WY	82009
(Address of Principal Executive Offices)	(Zip Code)

Company’s telephone number, including area code: (682) 229-7476

1950 Fifth Avenue #100 San Diego, CA 92101 (619) 772-9625

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE OF FISCAL YEAR

On April 4, 2018 an amendment was adopted during a special meeting of the board of directors of InCapta, Inc. The board meeting was held in order for the Company to by unanimous vote, increase its number of authorized shares from 25,000,000,000 to 50,000,000,000 respectively in order to adequately increase future potential funding opportunities which would be more favorable to the shareholders and the Company.

On April 6th, 2018, the Wyoming Secretary of State received the Company’s filing and on April 10, 2018 at: 1:04 PM CDT, such filing was duly recorded in that office under file number: Original ID: 2017-000782216 and under Amendment ID: 2018-002279765

ITEM 8.01.	OTHER EVENTS

Late filing of Form 10-K for the period ending December 31, 2018 (the “Report”)

On April 3, 2018, Incapta, Inc. (the “Company”) filed Form 12b-25 identified in its reports filed with the OTC Disclosure Service as NT-10-K The Report was filed with the Securities and Exchange Commission for purpose of notification of late filing of its Form 10-K annual report for the year ending December 31, 2018 (“Notification”). The Notification was filed with the reasonable expectation and assurance that its financial statements and audit would be completed and Report completed and filed on or before April 17, 2018. As previously disclosed, the Company is unable to file, without unreasonable effort and expense, its Annual Report on Form 10-K for the fiscal year ended December 31, 2017, because it requires additional time to complete the preparation of its financial statements included therein. The Company is working as expeditiously as possible toward preparing and filing its Report.

Although the Company has made good progress towards this effort, the amount of work has taken longer than anticipated. The Company is working as expeditiously as possible toward filing its financial statements, as well as the Company’s unfiled Annual Report on Form 10-K for the year ended December 31, 2017, as soon as practicable. The Company is targeting May 15, 2018, to complete the financial statements and to be current in all of its SEC filings. Although there can be no assurance the process will be completed by that time, the Company is committed to addressing the issue and to re-establishing timely financial reporting as soon as practicable. The Company will continue to file periodic reports and other documents as and to the extent required by the rules and regulations of the SEC.

Issuance of common shares to Consultants

The Company issued stock to consultants and filed a Form 8K on February 8, 2018. The Company believes that none of its consultants have sold their stock, nor have they been paid any salary as stated in their respective consulting agreements.

The Company, its staff, and consultants continue to develop cost cutting measures as well as seek and create revenue generating opportunities and are aggressively pursuing financing for the company.

Exhibits.

Exhibits included are set forth in the Exhibit Index pursuant to Item 601 of Regulation S-K.

Certain statements in this release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the company, are forward-looking statements that involve risks and uncertainties. Technical complications that may arise could prevent the prompt implementation of any strategically significant plan(s) outlined above. The company cautions that these forward-looking statements are further qualified by other factors including, but not limited to, those set forth in the company’s latest Form 10-K filing and other filings with the U S. Securities and Exchange Commission (available at www.sec.gov). The company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise.

SOURCE:

InCapta, Inc.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

InCapta, Inc.

Dated: April 24, 2018	By:	/s/ Gregory Martin
Gregory Martin, Director/President

EXHIBIT INDEX

Number	Description

10..1	Certificate of Amendment Wyoming

4